HARVEST NATURAL RESOURCES ANNOUNCES
RETENTION OF FINANCIAL ADVISOR TO
EXPLORE STRATEGIC ALTERNATIVES

HOUSTON, September 27, 2010 – Harvest Natural Resources, Inc. (NYSE: HNR) today announced that it has retained BofA Merrill Lynch to provide advisory services to assist the Company in exploring a broad range of strategic alternatives for enhancing shareholder value. These alternatives could include, but are not limited to, certain extraordinary transactions, including, possibly, a sale of assets or a sale or merger of the Company.

Harvest President and Chief Executive Officer, James A. Edmiston, said: “The decision to engage BofA Merrill Lynch reflects the Board and management’s careful consideration of Harvest’s current enterprise value as indicated by its stock price relative to our own internal valuation of the asset portfolio, the near and mid-term capital requirements of our business plan relative to our financial position, and preliminary expressions of interest received from third parties. This initiative is designed to examine all possible alternatives to unlock the potential of our assets and maximize value to our shareholders.”

Edmiston continued: “Since the contract conversion in Venezuela at year-end 2007, Petrodelta’s production growth and the potential of the Temblador and El Salto fields have been clearly demonstrated. We have recorded significant reserve growth over that short period, primarily due to the outstanding results of the initial drilling in El Salto. It is anticipated that our interim reserve report, due to be released in early October, will continue to build on that trend. Additionally, our Antelope project in Utah, beginning with the successful Monument Butte northern extension and followed by our Bar F discovery, has positioned the Company for a sustained oil appraisal and exploitation project on our extensive acreage position. In Indonesia, as a result of the seismic program acquired late 2008, we have mitigated the exploratory risk, recognized the enhanced potential of our Budong-Budong project and are nearing the spud of the first of a two-well program. Finally, several attractive exploration prospects on our assets in Gabon and Oman will be drilled in 2011. Each of these prospects in our worldwide portfolio, in the success case, is of the size to materially alter the scope and scale of our business.”

Edmiston said: “In spite of measureable growth across our asset base, the stock is currently trading at levels which preceded both our successful contract conversion in Venezuela and more recent operational successes in the U.S. We are determined to have the value of these opportunities recognized in our stock price, and are undertaking this assessment of strategic alternatives with BofA Merrill Lynch’s assistance, to that end.”

Edmiston concluded by saying: “Our employees have done an outstanding job of building and enhancing Harvest’s portfolio of assets and positioning the Company for sustainable growth and we remain committed to enhancing the value of our assets for our shareholders while continuing to build upon Harvest’s solid relationships with our partners, contractors and the communities where we do business. Concurrent with the BofA Merrill Lynch process, we expect to continue moving forward aggressively with our previously announced near term exploration and development programs in the U.S. and Indonesia to further enhance our value.”

There is no assurance that this review of strategic alternatives will result in Harvest pursuing a particular transaction or completing any such transaction.

About Harvest Natural Resources

Harvest Natural Resources, Inc., headquartered in Houston, Texas, is an independent energy company with principal operations in Venezuela, producing and exploration assets in the United States, exploration assets in Indonesia, West Africa, China and Oman and business development offices in Singapore and the United Kingdom. For more information visit the Company’s website at www.harvestnr.com.

CONTACT:

Stephen C. Haynes

Vice President, Chief Financial Officer

(281) 899-5716

“This press release may contain projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. They include estimates and timing of expected oil and gas production, oil and gas reserve projections of future oil pricing, future expenses, planned capital expenditures, anticipated cash flow and our business strategy. All statements other than statements of historical facts may constitute forward-looking statements. Although Harvest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from Harvest’s expectations as a result of factors discussed in Harvest’s 2009 Annual Report on Form 10-K and other public filings.”